UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware001-3543245-2986089

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 McKinney Street, Suite 3000 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On November 13, 2012,  ZaZa Energy Corporation  (the “Company”), through its wholly owned subsidiary ZaZa France SAS (“Seller”), and Vermillion REP SAS (“Buyer”), a wholly owned subsidiary of Vermillion Energy Inc., entered into a Share Purchase Agreement (the “Purchase Agreement”) pursuant to which Seller will sell to Buyer all of its shares in Seller’s wholly owned subsidiary, ZaZa Energy France SAS (“ZEF”).  In exchange, Seller will receive $85.8 million in cash at closing, subject to customary closing adjustments and certain contingent reductions for indemnity obligations and for repayments triggered in the event certain governmental permits are not renewed.    The transaction has an effective date of October 1, 2012 and is expected to close prior to the end of calendar year 2012.  The Purchase Agreement will lapse if all conditions precedent to closing have not been satisfied by March 31, 2013.

Upon closing of the transactions contemplated by the Purchase Agreement,  the Company intends to use a portion of the sales proceeds to pay down part of its remaining senior secured notes and to accelerate its drilling program in its core operating acreage in Texas.  Additionally, as part of the Paris Basin Agreement signed with Hess Corporation (“Hess”) in July 2012, $15.0 million of the sales proceeds will be held in escrow until all exploration permits for the Paris Basin are successfully transferred to Hess.

The closing of the transactions contemplated by the Purchase Agreement is contingent upon the receipt of certain governmental approvals and the consent of Hess Oil France SAS (“Hess France”) to the transactions contemplated by the Purchase Agreement and to the transfer of ZEF’s rights under that certain Overriding Royalty Interest Agreement, dated October 1, 2012, between ZEF and Hess France (the “Paris Basin ORRI Agreement”).  In addition, Seller’s obligation to complete the transaction is conditioned upon, among other things, the Company receiving the approval of the holders of its senior secured notes to the transfer by the Company of certain intercompany loans.  Buyer’s obligation to complete the transaction is conditioned upon, among other things, no material adverse change (as defined in the Purchase Agreement) having occurred prior to the closing.  The parties have made other customary representations, warranties, covenants and agreements in the Purchase Agreement.

In connection with the parties’ entry into the Purchase Agreement, the Company provided for the benefit of Buyer a guarantee of all of Seller’s obligations under the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02             Results of Operations and Financial Condition.

On November 13, 2012, the Company issued a press release announcing its operating results for the third quarter ended September 30, 2012.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 7.01.             Regulation FD Disclosure

On November 14, 2012, the Company issued a press release announcing the entry of Seller into the Purchase Agreement, as described in Item 1.01 above.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Document
10.1*	Share Purchase Agreement, dated November 13, 2012, by and between ZaZa France SAS and Vermillion REP SAS
99.1*	Press Release of ZaZa Energy Corporation, dated November 13, 2012, regarding the company’s operating results for the third quarter ended September 30, 2012
99.2*	Press Release of ZaZa Energy Corporation, dated November 14, 2012, regarding the sale by ZaZa France SAS of all the shares of its wholly owned subsidiary, ZaZa Energy France SAS

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: November 19, 2012By: /s/ Todd A. Brooks

Name: Todd A. Brooks

Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name of Document
10.1*	Share Purchase Agreement, dated November 13, 2012, by and between ZaZa France SAS and Vermillion REP SAS
99.1*	Press Release of ZaZa Energy Corporation, dated November 13, 2012, regarding the company’s operating results for the third quarter ended September 30, 2012
99.2*	Press Release of ZaZa Energy Corporation, dated November 14, 2012, regarding the sale by ZaZa France SAS of all the shares of its wholly owned subsidiary, ZaZa Energy France SAS

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* Filed herewith.